UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2011

TEL Offshore Trust

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-6910 (Commission File Number)	76-6004064 (IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., as Trustee Global Corporate Trust 919 Congress Avenue Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 852-1422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

Chevron U.S.A. Inc. (“Chevron”), in its capacity as the managing general partner of TEL Offshore Trust Partnership (the “Partnership”) and as the operator of the oil and gas lease at Eugene Island 339, has informed The Bank of New York Mellon Trust Company, N.A., as the Corporate Trustee of TEL Offshore Trust, that Chevron has received a Suspension of Production, or “SOP”, from the Bureau of Ocean Energy Management, Regulation and Enforcement, or “BOEM”, for Eugene Island 339, a burdened royalty property interest, for the period from December 1, 2010 through October 31, 2011.  Chevron had previously sought and obtained a SOP providing for the staged redevelopment of Eugene Island 339 and the adjacent lease, Eugene Island 338 (which is not a property subject to the overriding royalty interest held by the Partnership), as a single development project, contingent upon meeting certain obligations established in the SOP.  Such initial SOP extended the lease on Eugene Island 339 until November 30, 2010.  The new December 1, 2010 through October 31, 2011 SOP extends the lease on Eugene Island 339 until October 31, 2011, as long as certain SOP milestones are met.  Such milestones include the issuance of jacket and pile material order drawings to the fabrication contractor by April 2011, the continuation of offshore deck refurbishment by May 2011 and the commencement of jacket and pile fabrication by October 2011.  Chevron is required to provide the BOEM with periodic updates on Chevron’s progress and to meet each of the SOP activity schedule deadlines to maintain the SOP.

Although the new December 1, 2010 through October 31, 2011 SOP formally expires on October 31, 2011, the BOEM has acknowledged that production is not scheduled to be restored at Eugene Island until October 2012.  Therefore, Chevron must submit, and obtain approval by the regional supervisor of the BOEM of, an additional SOP request prior to October 31, 2011 to obtain BOEM authority for any redevelopment of Eugene Island 338 and 339 after October 31, 2011. However, the BOEM would review Chevron’s interim progress under the December 1, 2010 through October 31, 2011 SOP for each activity date before any review of a request for SOP approval until October of 2012. While Chevron has stated that it intends to redevelop Eugene Island 338 and 339, and has met the activity schedule obligations under the SOP that expired on November 30, 2010, there is no obligation upon Chevron to continue to pursue such redevelopment.  Failure or inability to pursue such a redevelopment, or to satisfy the activity schedule approved by the BOEM, could result in a loss of the lease covering Eugene Island 339.  At this time, there is and can be no assurance that each activity schedule date will be meet or that an additional SOP will be approved by the BOEM or that production will be restored at Eugene Island 339.

Pursuant to General Instruction B.2 of Form 8-K, the information included herein is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing by TEL Offshore Trust under the Exchange Act or the Securities Act of 1933, as amended, but is instead “furnished” for purposes of that instruction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEL Offshore Trust

	By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

Date: February 7, 2011	By:	/s/ Mike Ulrich
Mike Ulrich
Vice President